Exhibit 10.2

EXTREME NETWORKS, INC.

NOTICE OF GRANT OF

PERFORMANCE VESTING RESTRICTED STOCK UNITS –

STOCK LONG TERM INCENTIVE PLAN

(For non-U.S. Participants)

Extreme Networks, Inc. (the “Company”) has granted to the Participant an award (the “Award”) of certain units (each, a “Unit”) pursuant to the Extreme Networks, Inc. 2013 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable settlement date (the “Settlement Date”) one (1) share of Stock, as follows:

Participant:	[name]	Employee ID:	[ID]
Grant Date:	[date]
Number of Units:	[xxx], subject to adjustment as provided by the Performance Vesting Restricted Stock Units Agreement (the “Agreement”).
Settlement Date:	Except as provided by the Agreement, the date on which a Unit vests (such unit, a “Vested Unit”).
Vested Units:	The Units shall be eligible to become Vested Units as set forth in Appendix A.
Change in Control	In the event of a Change in Control, the Units will be treated as set forth in Section 9.2.
Superseding Agreement:	None

By the Company’s authorized signature below and the Participant’s by electronic acceptance in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Performance Vesting Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Plan, the Performance Vesting Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Performance Vesting Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

By:

EXTREME NETWORKS, INC.
2121 RDU Center Dr., Ste. 300
Morrisville, NC 27560

ATTACHMENTS: 2013 Equity Incentive Plan, as amended to the Date of Grant; Performance Vesting Restricted Stock Units Agreement and Plan Prospectus

I have reviewed the attached documents and accept this grant.

______________________________ Date:________________________________

[name]

EXTREME NETWORKS, INC.

PERFORMANCE VESTING RESTRICTED

STOCK UNITS AGREEMENT –

LONG TERM INCENTIVE PLAN

(For non-U.S. Participants)

Extreme Networks, Inc. has granted to the Participant named in the Notice of Grant of Performance Vesting Restricted Stock Units (the “Grant Notice”) to which this Performance Vesting Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Performance Vesting Restricted Stock Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Extreme Networks, Inc. 2013 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Extreme Networks, Inc. Board of Directors (the “Committee”) upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.
Definitions and Construction.
1.1
Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
1.2
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.
Certain Conditions of the Award.
2.1
Compliance with Local Law. The Participant agrees that the Participant will not acquire shares pursuant to the Award or transfer, assign, sell or otherwise deal with such shares except in compliance with the U.S. and non-U.S. laws, statutes, rules, requirements or regulations applicable to the Participant (“Local Law”).
2.2
Service and Employment Conditions. In accepting the Award, the Participant acknowledges, understands and agrees that:
(a)
Any notice period mandated under Local Law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to receive shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.
(b)
The vesting of the Award shall cease upon, and no Units shall become Vested Units following, the Participant’s termination of Service for any reason except as may be explicitly provided by the Plan or this Agreement.
(c)
The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.
(d)
The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.
(e)
All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.
(f)
The Participant’s participation in the Plan shall not create a right to further Service with any Participating Company and shall not interfere with the ability of with any Participating Company to terminate the Participant’s Service at any time, with or without cause.
(g)
The Participant is voluntarily participating in the Plan.
(h)
The Award is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to any Participating Company, and which is outside the scope of the Participant’s employment contract, if any.
(i)
The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
(j)
In the event that the Participant is not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award grant will not be interpreted to form an employment contract with any other Participating Company.
(k)
The future value of the underlying shares is unknown and cannot be predicted with certainty. If the Participant obtains shares upon settlement of the Award, the value of those shares may increase or decrease.
(l)
No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s Service (for any reason whether or not in breach of Local Law) and the Participant irrevocably releases the Company and each other Participating Company from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

Data Privacy Consent. Participant understands that the Company and the employer may collect, where permissible under applicable law, certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to stock awarded, canceled, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Participant understands that Company may transfer Participant’s Data to the United States, which is not considered by the European Commission to have data protection laws equivalent to the laws in Participant’s country. Participant understands that the Company will transfer Participant’s Data to a stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws that the European Commission or Participant’s jurisdiction does not consider to be equivalent to the protections in Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company and any other possible recipients which may assist the Company with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her engagement as a service provider and career with the employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Awards or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative. Participant understands that Participant has the right to access, and to request a copy of, the Data held about Participant. Participant also understands that Participant has the right to discontinue the collection, processing, or use of Participant’s Data, or supplement, correct, or request deletion of any of Participant’s Data. To exercise Participant’s rights, Participant may contact Participant’s local human resources representative. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Award grant materials by and among, as applicable, the employer, the Company and any Parent or Affiliate for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Participant’s consent will be sought and obtained for any processing or transfer of Participant’s Data for any purpose other than as described in the Agreement and any other Plan materials.

3.
Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

4.
The Award.
4.1
Grant of Units. The Company hereby grants to the Participant the Award set forth in the Grant Notice, which, based on attainment of applicable Stock Price CAGR goals set forth on Appendix A, may result in the Participant earning up to 100% of the Number of Units set forth in the Grant Notice. Subject to the terms of this Agreement and the Plan, each Vested Unit represents a right to receive on the applicable Settlement Date one (1) share of Stock. Unless and until a Unit has become one or more Vested Units as set forth in the Grant Notice and this Agreement, the Participant will have no right to settlement of such Unit. Prior to settlement of any Vested Units, such Units will represent an unfunded and unsecured obligation of the Company.
4.2
No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.
5.
Vesting of Units.
5.1
Normal Vesting. Except as otherwise provided by this Agreement, Units shall become Vested Units as provided in the Grant Notice and Appendix A.
5.2
Effect of Termination of Service upon Vesting. Except as provided by Section 5.4 or a Superseding Agreement, if any, if the Participant’s Service terminates for any reason, all Units subject to the Award which have not become Vested Units as of the time of such termination of Service shall automatically be forfeited.
5.3
Effect of a Change in Control. In the event of a Change in Control, the number of Units shall be treated as set forth in Section 9.2.
5.4
Vesting Upon Termination Upon a Change in Control. In the event of the Participant’s “Termination Upon a Change in Control” (as defined by the Extreme Networks, Inc. Executive Change in Control Severance Plan, as amended or its successor (the “Change in Control Plan”)), the vesting of Units shall be determined in accordance with Section 9.3.
6.
Forfeiture.
6.1
Termination of Service. Except to the extent otherwise provided by Section 5.4 or a Superseding Agreement, if any, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor.
6.2
End of 4th Year Performance Period. Any Units that are not earned prior to the expiration of the 4th Year Performance Period (as defined in Appendix A) shall automatically be cancelled and forfeited for no consideration as of such date of expiration.
6.3
Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 10, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be subject to forfeiture pursuant to Section 6.1 above and included in the terms “Units” and “Unvested Units” for all purposes of such forfeiture condition with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.
7.
Settlement of the Award.
7.1
Issuance of Shares of Stock. Subject to the provisions of Section 7.3, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock. The Settlement Date with respect to a Unit shall be the date on which such Unit becomes one or more Vested Units as provided by the Grant Notice and Appendix A (an “Original Settlement Date”); provided, however, that if the Original Settlement Date would occur on a date on which a sale by the Participant of the shares to be issued in settlement of the Vested Units would violate the Extreme Networks, Inc. Insider Trading Policy (the “Trading Compliance Policy”) of the Company, the Settlement Date for such Vested Units shall be deferred until the next day on which the sale of such shares would not violate the Trading

Compliance Policy, but in any event on or before the 15th day of the third calendar month following the calendar year of the Original Settlement Date. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 8 or the Company’s Trading Compliance Policy.
7.2
Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
7.3
Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of United States federal, state or Local Law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable United States federal, state or foreign securities laws, including Local Law, or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
7.4
Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.
8.
Tax Withholding.
8.1
In General. Regardless of any action taken by the Company or any other Participating Company with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the subsequent sale of shares acquired pursuant to such settlement, or the receipt of any dividends and (the “Tax Obligations”), the Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Company (a) makes no representations or undertakings regarding the treatment of any Tax Obligations (b) does not commit to structure the terms of the grant or any other aspect of the Award to reduce or eliminate the Participant’s liability for Tax Obligations. The Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax Obligations of the Company and any other Participating Company at the time such Tax Obligations arise. In this regard, the Participant hereby authorizes withholding of all applicable Tax Obligations from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for withholding of all applicable Tax Obligations, if any, by each Participating Company which arise in connection with the Award. The Company shall have no obligation to process the settlement of the Award or to deliver shares until the Tax Obligations as described in this Section have been satisfied by the Participant.
8.2
Assignment of Sale Proceeds. Subject to compliance with applicable law, including Local Law, and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Tax Obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to Participating Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.
8.3
Withholding in Shares. If permissible under applicable law, including Local Law, the Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Tax Obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.
9.
Effect of Change in Control.
9.1
In General. In the event of a Change in Control, subject to Section 9.2 below, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the outstanding Units or substitute for all or any portion of the outstanding Units substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section, a Unit shall be deemed assumed if, following the Change in Control, the Unit confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the Unit to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control.
9.2
Earned Units. Notwithstanding anything to the contrary, in the event of a Change in Control that occurs prior to the expiration of the Performance Period, subject to the Participant’s continued Service as of immediately prior to the Change in Control:
(a)
The Stock Price CAGR Goal with respect to the Units that are Unvested Units will be achieved if the per share consideration to be received by Company stockholders in the Change in Control (as determined by the Committee) equals or exceeds a Stock Price Target determined as of the date of the public announcement that the Company’s Board of Directors approved the material terms of the Change in Control (measuring compound annual stock price growth from the Grant Date through the date of such public announcement and calculated using the Stock Price CAGR as set forth on Exhibit A). If such Stock Price Target is not achieved, the Units shall thereupon be automatically forfeited for no consideration upon consummation of such Change in Control.
(b)
Any Units which are deemed to be earned in connection with such Change in Control (the “CIC Earned Units”) will continue to be subject to the time-vesting schedule set forth in Appendix A such that (i) if the Change in Control occurs during the Initial Performance Period, 50% of the CIC Earned Units will become Vested Units on the third anniversary of the Grant Date, and the remaining 50% of the CIC Earned Units will become Vested Units on the fourth anniversary of the Grant Date, and (ii) if the Change in Control occurs during the 4th Year Performance Period, the CIC Earned Units will become Vested Units on the fourth anniversary of the Grant Date, in each case subject to Participant’s continued Service through the applicable vesting date.
9.3
Change in Control Plan. This Section 9.3 shall apply only if the Participant is a participant in a Change in Control Plan. In the event that the Participant’s Service terminates due to “Termination Upon a Change in Control” (as such term or similar term is defined by the Change in Control Plan), then the vesting of each CIC Earned Unit determined in accordance with Section 9.2 shall be accelerated, and such CIC Earned Units shall become Vested Units to the extent provided by the Change in Control Plan and the Participant’s participation agreement in such plan effective as of the date of the Participant’s termination of Service. In addition, in the event that Award is not assumed or substituted by the Acquiror, each CIC Unit will vest in full immediately prior to the Change in Control. For the purposes of this Section 9.3, the settlement date shall occur upon or as soon as practicable following the vesting date, but in any event no later than the 15th day of the third calendar month following the end of the calendar year in which the vesting date occurs.

10.
Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

11.
Rights as a Stockholder.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 10.

12.
Legends.

The Company may at any time place legends referencing any applicable United States federal, state or foreign securities law, including Local Law, restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

13.
Miscellaneous Provisions.
13.1
Administration. All questions of interpretation concerning the Grant Notice, this Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.
13.2
Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 9 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.
13.3
Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
13.4
Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
13.5
Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
13.6
Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)
Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)
Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 13.6(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.6(a).
13.7
Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
13.8
Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the specific terms and conditions, if any, set forth in Appendix B to this Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in Appendix B, the specific terms and conditions applicable to such country will apply to the Award to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with Local Law or facilitate the administration of the Plan or this Agreement.
13.9
Foreign Exchange / Exchange Control. The Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable foreign exchange or exchange control laws in connection with the issuance, delivery or sale of the shares of Stock pursuant to the Award and that the Participant shall be responsible for any associated compliance or reporting of inbound international fund transfers required under applicable law. The Participant is advised to seek appropriate professional advice as to how the foreign exchange or exchange control regulations apply to the Participant’s specific situation.
13.10
No Advice Regarding Grant. The Company and its Affiliates are not providing any tax, legal or financial advice, nor are they making any recommendations or assessments regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying shares of Stock. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
13.11
Language. If Participant has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, subject to Local Law.
13.12
Applicable Law. This Agreement shall be governed by the laws of the State of California without regard to it conflict of laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Agreement is made and/or performed.
13.13
Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Appendix A

Capitalized terms shall have the meaning ascribed such terms in the Plan, the Grant Notice or the Agreement, as applicable, unless otherwise defined herein.

1.
Stock Price CAGR Goals.

The Units are eligible to be earned based on Stock Price CAGR performance during the Performance Period. The Units will be earned on the date the Average Stock Price (as defined below) of a share of Stock equals or exceeds the Stock Price Target set forth below at any time during the Initial Performance Period, as determined by the Committee in its discretion. 50% of the earned Units will become Vested Units on the third anniversary of the Grant Date and the remaining 50% of the earned Units will become Vested Units on the fourth anniversary of the Grant Date, subject to the Participant’s continued Service through the applicable vesting dates.

Stock Price Target	Performance Period
$[___]	Initial Performance Period

Notwithstanding the foregoing, if the Units are not earned as of the last day of the Initial Performance Period, the Units will remain outstanding and be eligible to be earned based on the achievement of the Stock Price Target set forth below during the 4th Year Performance Period. Such Units will be earned on the date the Average Stock Price of a share of Stock equals or exceeds the Stock Price Target set forth below during the 4th Year Performance Period, as determined by the Committee in its discretion, the Units will be deemed earned and will become Vested Units on the fourth anniversary of the Grant Date, subject to the Participant’s continued Service through the vesting date. If such Stock Price Target is not achieved at the end of the 4th Year Performance Period, all Units will be automatically forfeited for no consideration.

Stock Price Target	Performance Period
$[___]	4th Year Performance Period

Definitions:

For purposes of the Award:

•
“4th Year Performance Period” means the period from the expiration of the Initial Performance Period through the fourth anniversary of the Grant Date.

•
“Average Stock Price” means the average closing price of the Company’s Stock over a consecutive 30 trading day period.

•
“Base Stock Price” means the average closing price of the Company’s Stock over the consecutive 30 trading day period ending on and including the day prior to the Grant Date, or $[___].

•
“Initial Performance Period” means the period from the Grant Date through the third anniversary of the Grant Date.

•
“Performance Period” means collectively the Initial Performance Period and the 4th Year Performance Period.

•
“Stock Price CAGR” means the compound annual stock price growth from the Grant Date based on the Base Stock Price during the Performance Period, as applicable, or [___]%.

•
“Stock Price Target” means the stock price calculated by applying Stock Price CAGR to the Base Stock Price for the applicable Performance Period or, in the event of a Change in Control, as set forth in Section 9.2(a).

APPENDIX B

EXTREME NETWORKS, INC.

2013 EQUITY INCENTIVE PLAN

PERFORMANCE VESTING

RESTRICTED SHARE UNITS AGREEMENT

FOR NON-US PARTICIPANTS

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Award granted to Participant under the Plan if he or she resides in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the main body of the Agreement.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Appendix as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in the Shares or sells the Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws of Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working or transfers to another country after the grant of the Restricted Stock Units, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner. In addition, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to Participant under these circumstances.

CANADA

Terms and Conditions

Award Payable Only in Shares. Notwithstanding anything to the contrary in the Plan or Agreement, the grant of the Award does not provide any right for Participant to receive a cash payment, and the Award is payable in shares of Stock only.

Termination of Continuous Service Status. In the event of Participant’s termination (for any reason whatsoever, whether or not later found to be invalid and whether or not in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment or service agreement, if any), Participant’s right to vest in the Award under the Plan, if any, will terminate effective as of (1) the date that the Participant is no longer actively employed or providing services to the Company or the Parent or Affiliate employing or retaining Participant, or at the discretion of the Committee, (2) the date the Participant receives notice of Termination from the Company or the Parent or Affiliate employing or retaining Participant, if earlier than (1), regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed or providing services for purposes of Participant’s Award grant (including, but not limited to, whether Participant may still be considered actively employed or providing services while on an approved leave of absence).

The following provisions apply if Participant is a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que la convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

This provision supplements Section 2.3 of the Agreement:

Data Privacy Notice and Consent.

Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Participant further authorizes the Company and any Affiliate and the Committee to disclose and discuss the Plan with their advisors. Participant further authorizes the Company and any Affiliate to record such information and to keep such information in Participant’s employee file.